Citigroup Global Markets Holdings Inc.	February 18, 2022 Medium-Term Senior Notes, Series N Pricing Supplement No. 2022-USNCH10772 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Overview

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic early redemption. Your return on the securities will depend on the performance of an equally weighted basket composed of the stocks specified below.

▪	The securities offer the potential for automatic early redemption at a premium following the potential autocall date if the closing basket level on that date is greater than or equal to the initial basket level. If the securities are not automatically redeemed prior to maturity, the securities will no longer offer the opportunity to receive a premium, but instead, at maturity will provide for (i) the opportunity to participate in any appreciation of the basket at the upside participation rate specified below and (ii) contingent repayment of the stated principal amount at maturity if the basket depreciates, but only so long as the final basket level is greater than or equal to the barrier level specified below. In exchange for these features, investors in the securities must be willing to accept full downside exposure to the basket if the basket depreciates by more than 20% from the initial basket level to the final basket level. If the basket depreciates by more than 20% from the initial basket level to the final basket level, you will lose 1% of the stated principal amount of your securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	An equally weighted basket composed of 14 stocks (each, a “basket component”) listed on the next page
Aggregate stated principal amount:	$450,000
Stated principal amount:	$1,000 per security
Pricing date:	February 18, 2022
Issue date:	February 24, 2022
Potential autocall date:	March 3, 2023, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur as if such date were a final valuation date
Final valuation dates:	February 13, 2024, February 14, 2024, February 15, 2024, February 16, 2024 and February 20, 2024, each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, February 23, 2024, subject to postponement as described under “Additional Information” below
Automatic early redemption:	If the closing basket level on the potential autocall date is greater than or equal to the initial basket level, each security you then hold will be automatically redeemed on the third business day immediately following the potential autocall date for an amount in cash equal to $1,000 plus the related premium.
Premium:

The premium applicable to the potential autocall date is the percentage of the stated principal amount indicated below. The premium may be significantly less than the appreciation of the basket from the pricing date to the potential autocall date.

• March 3, 2023: 14.75% of the stated principal amount

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, for each $1,000 stated principal amount security you hold at maturity, you will receive the following amount in U.S. dollars:

▪     If the final basket level is greater than the initial basket level: $1,000 + ($1,000 × the basket return × the upside participation rate)

▪ If the final basket level is less than or equal to the initial basket level but greater than or equal to the barrier level: $1,000

▪ If the final basket level is less than the barrier level: $1,000 + ($1,000 × the basket return)

If the final basket level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $800 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing up to all of your investment.

Upside participation rate:	150.00%
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer(3)
Per security:	$1,000.00	$15.00	$985.00
Total:	$450,000.00	$6,750.00	$443,250.00

(Key terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $952.60 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fiduciary accounts is $985.00 per security.

(3) CGMI will receive an underwriting fee of $15.00 for each security sold in this offering. J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $15.00 for each security they sell in this offering to accounts other than fiduciary accounts.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-09 dated May 11, 2021	Prospectus Supplement and Prospectus, each dated May 11, 2021

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

KEY TERMS (CONTINUED)
Initial basket level:	100
Barrier level:	80, 80% of the initial basket level
Final basket level:	The arithmetic average of the closing basket levels on the final valuation dates
Basket return:	(i) The final basket level minus the initial basket level, divided by (ii) the initial basket level
Closing basket level:

On the potential autocall date or any final valuation date, the closing basket level will be calculated as follows:

100 × [1 + sum of the weighted component returns of the basket components on such date]

Weighted component returns:	For each basket component on the potential autocall date or any final valuation date: the basket component return of such basket component on such date × 1/14
Basket component return:	With respect to each basket component, on the potential autocall date or any final valuation date: (i) its basket component closing price on that date minus its initial basket component price divided by (ii) its initial basket component price
Basket component closing price:	With respect to each basket component, on the potential autocall date or any final valuation date, the closing price of that basket component on that date
Basket components:
Basket Component*	Weighting	Initial Basket Component Price**
Common stock of Advanced Micro Devices, Inc.	1/14	$113.83
Class A common stock of Alphabet Inc.	1/14	$2,608.06
Common stock of Amazon.com, Inc.	1/14	$3,052.03
Common stock of Apple Inc.	1/14	$167.30
Class A common stock of Meta Platforms, Inc.	1/14	$206.16
Common stock of Microsoft Corporation	1/14	$287.93
Common stock of PayPal Holdings, Inc.	1/14	$103.65
Common stock of QUALCOMM Incorporated	1/14	$167.64
Class A common stock of ROBLOX Corporation	1/14	$49.72
American Depository Shares, each representing one share of common stock of Sony Group Corporation	1/14	$104.23
American Depository Shares, each representing one share of common stock of Taiwan Semiconductor Manufacturing Co Limited	1/14	$119.31
Common stock of Take-Two Interactive Software, Inc.	1/14	$158.50
Common stock of Unity Software Inc.	1/14	$99.09
Common stock of The Walt Disney Company	1/14	$151.36
* The “underlying shares” of each basket component are listed in the table
**For each basket component, its closing price on the pricing date

CUSIP / ISIN:	17330ADR0 / US17330ADR05

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the basket components. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF— Definitions of Market Disruption Event and Scheduled Trading Day and Related Definitions”, “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF —Dilution and Reorganization Adjustments” and “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF — Delisting of an Underlying Company,” and not in this pricing supplement (except as set forth in the next two paragraphs). It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial basket component price for each basket component are each a “Relevant Value” for purposes of the section “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial basket component price for each basket component is subject to adjustment upon the occurrence of any of the events described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” with respect to that basket component.

Postponement of a Final Valuation Date; Postponement of the Maturity Date. If any scheduled final valuation date is not a scheduled trading day for a basket component, that final valuation date with respect to that basket component will be postponed to the next succeeding scheduled trading day for that basket component. In addition, if a market disruption event occurs with respect to a basket component on any scheduled final valuation date, the calculation agent may, but is not required to, postpone that final valuation date for that basket component to the next succeeding scheduled trading day for that basket component on which a market disruption

February 2022	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

event does not occur with respect to that basket component. If any final valuation date is postponed for any basket component so that it coincides with a subsequent scheduled final valuation date, each such subsequent final valuation date for that basket component will be postponed to the next succeeding scheduled trading day for that basket component (subject to further postponement as provided above if a market disruption event occurs with respect to that basket component on such succeeding scheduled trading day). However, in no event will any scheduled final valuation date for any basket component be postponed more than five scheduled trading days for that basket component after that originally scheduled final valuation date as a result of a market disruption event occurring on that scheduled final valuation date or on an earlier scheduled final valuation date (in each case, as any such scheduled final valuation date may be postponed). The postponement of a final valuation date for one basket component will not result in the postponement of a final valuation date for any other basket component. If the last final valuation date is postponed for any basket component so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be postponed to the third business day after the last final valuation date for any basket component as postponed. The provisions in this paragraph supersede the related provisions in the accompanying product supplement to the extent the provisions in this paragraph are inconsistent with those provisions. The terms “scheduled trading day” and “market disruption event” are defined in the accompanying product supplement.

February 2022	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Hypothetical Payment Upon Automatic Early Redemption

The following table illustrates how the amount payable per security upon automatic early redemption will be calculated if the closing basket level on the potential autocall date is greater than or equal to the initial basket level.

If the closing basket level on the potential autocall date below is greater than or equal to the initial basket level...	...then you will receive the following payment per security upon automatic early redemption:
March 3, 2023	$1,000.00 + applicable premium = $1,000.00 + $147.50 = $1,147.50

If, on the potential autocall date, the closing basket level is less than the initial basket level, you will not receive the premium indicated above following the potential autocall date. In order to receive the premium indicated above, the closing basket level on the potential autocall date must be greater than or equal to the initial basket level.

Hypothetical Examples

The diagram below illustrates your payment at maturity, assuming the securities have not been previously redeemed, for a range of hypothetical basket returns.

Investors in the securities will not receive any dividends on the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

Contingent Barrier Notes Payment at Maturity Diagram

■ The Securities	■ The Basket
February 2022	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

The table and examples below illustrate various hypothetical payments at maturity assuming various hypothetical final basket levels and assuming the securities are not automatically redeemed prior to maturity. Your actual payment at maturity per security will depend on the actual final basket level and may differ substantially from any example shown. It is impossible to predict whether you will realize a gain or loss on your investment in the securities. Figures in the table and examples below have been rounded for ease of analysis. The table and examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Hypothetical Final Basket Level	Hypothetical Basket Return(1)	Hypothetical Payment at Maturity per Security	Hypothetical Total Return on Securities at Maturity(2)
200.00	100.00%	$2,500.00	150.00%
180.00	80.00%	$2,200.00	120.00%
160.00	60.00%	$1,900.00	90.00%
140.00	40.00%	$1,600.00	60.00%
120.00	20.00%	$1,300.00	30.00%
110.00	10.00%	$1,150.00	15.00%
105.00	5.00%	$1,075.00	7.50%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
79.99	-20.01%	$799.90	-20.01%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
40.00	-60.00%	$400.00	-60.00%
30.00	-70.00%	$300.00	-70.00%
10.00	-90.00%	$100.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

(1) Hypothetical basket return = (i) hypothetical final basket level minus initial basket level, divided by (ii) initial basket level

(2) Hypothetical total return on securities at maturity = (i) hypothetical payment at maturity per security minus $1,000 stated principal amount per security, divided by (ii) $1,000 stated principal amount per security

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (a 5.00% increase from the initial basket level), which is greater than the initial basket level.

Payment at maturity per security = $1,000 + ($1,000 × the basket return × the upside participation rate)

= $1,000 + ($1,000 × 5.00% ×150.00%)

= $1,000 + $75.00

= $1,075.00

In this scenario, the basket has appreciated from the initial basket level to the hypothetical final basket level, and your total return at maturity would equal the basket return multiplied by the upside participation rate.

Example 2—Par Scenario. The hypothetical final basket level is 90.00 (a 5.00% decrease from the initial basket level), which is less than the initial basket level but greater than the barrier level.

Payment at maturity per security = $1,000.00

In this scenario, the basket has depreciated from the initial basket level to the hypothetical final basket level by less than 20%. As a result, your total return at maturity in this scenario would be equal to the $1,000 stated principal amount per security.

Example 3—Downside Scenario. The hypothetical final basket level is 30.00 (a 70.00% decrease from the initial basket level), which is less than the barrier level.

Payment at maturity per security = $1,000 + ($1,000 × the basket return)

= $1,000 + ($1,000 × -70.00%)

= $1,000 + -$700.00

= $300.00

In this scenario, the basket has depreciated from the initial basket level to the hypothetical final basket level. As a result, your total return at maturity in this scenario would be negative and would reflect 1-to-1 exposure to the negative performance of the basket.

February 2022	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket from initial basket level to final basket level. If the securities are not automatically redeemed prior to maturity and the final basket level is less than the barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The barrier feature of the securities exposes you to particular risks. If the final basket level is less than the barrier level, the contingent repayment of the stated principal amount at maturity will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. Unlike securities with a non-contingent barrier feature, the securities offer no protection at all if the basket depreciates by more than 20% from the initial basket level to the final basket level. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	The payment at maturity on the securities is based on the arithmetic average of the closing basket levels on the five final valuation dates. As a result, you are subject to the risk that the closing basket levels on those five final valuation dates will result in a less favorable return than you would have received based on the basket component closing prices of the basket components on other days during the term of the securities. If you had invested directly in the basket components, you might have achieved better returns. In addition, because the final basket level is based on the average of the closing basket levels of the basket components over the five final valuation dates, your return on the securities may be less favorable than it would have been if it were based on the closing basket levels the basket components on only one of those five final valuation dates.

▪	The securities may be automatically redeemed prior to maturity, limiting the term of the securities. The securities will be automatically redeemed prior to maturity if the closing basket level on the potential autocall date is greater than or equal to the initial basket. Thus, the term of the securities may be limited to as short as approximately one year. If the securities are automatically redeemed prior to maturity, you will not have the opportunity to participate in any appreciation of the basket. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not receive any dividends with respect to the basket components. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of such lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the basket components.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no

February 2022	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the placement fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the basket component closing prices of the basket components, the volatility of, and correlation between, the basket component closing prices of the basket components, dividend yields on the basket components, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the basket component closing prices of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

February 2022	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Changes in the basket component closing prices of the basket components may offset each other. The performances of the basket components may not be correlated with each other. If one of the basket components appreciates, the other basket components may not appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the price of the other basket components.

▪	The basket components may be highly correlated in decline. The performances of the basket components may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the basket components specifically. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket level to the final basket level.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the basket components differ in important respects, many of them represent similar or related industries. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket will offset the risk that we and Citigroup Inc. may default on our obligations.

▪	Our offering of the securities does not constitute a recommendation of the basket or the basket components by CGMI or its affiliates or by the placement agents or their affiliates. The fact that we are offering the securities does not mean that we believe, or that the placement agents or their affiliates believe, that investing in an instrument linked to the basket components is likely to achieve favorable returns. In fact, as we and the placement agents are part of global financial institutions, our affiliates and the placement agents and their affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates or the placement agents or their affiliates may affect the price of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The price of the basket components may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the basket components and other financial instruments related to the basket components and may adjust such positions during the term of the securities. Our affiliates and the placement agents and their affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the price of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates or the placement agents or their affiliates while the value of the securities declines.

▪	We and our affiliates or the placement agents or their affiliates may have economic interests that are adverse to yours as a result of our affiliates’ or their business activities. Our affiliates or the placement agents or their affiliates may currently or from time to time engage in business with the issuers of the basket components, including extending loans to, making equity investments in or providing advisory services to the issuers of the basket components. In the course of this business, we or our affiliates or the placement agents or their affiliates may acquire non-public information about the issuers of the basket components, which we and they will not disclose to you. Moreover, if any of our affiliates or the placement agents or their affiliates is or becomes a creditor of the issuers of the basket components, they may exercise any remedies against the issuers of the basket components that are available to them without regard to your interests.

▪	Even if the issuer of a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any basket component unless the amount of the dividend per underlying share of such basket component, together with any other dividends paid on that basket component in the same fiscal quarter, exceeds the dividend paid per underlying share of that basket component in the most recent fiscal quarter by an amount equal to at least 10% of its closing price on the date of declaration of the dividend. Any dividend will reduce the closing price of the basket component by the amount of the dividend per underlying share of such basket component. If the issuer of a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the prices of the basket components. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the basket components. Moreover,

February 2022	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of a basket component would not.

▪	If a basket component is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than the original issuers of the basket components upon the occurrence of a reorganization event or upon the delisting of a basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of such basket component to receive stock of another entity, the stock of such other entity will become the basket component for all purposes of the securities upon consummation of the merger. Additionally, if a basket component is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be such basket component. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting of an Underlying Company” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to the issuer of any basket component that may require a dilution adjustment or the delisting of such basket component, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The securities are subject to risks associated with non-U.S. companies. Some of the basket components are non-U.S. companies. The price of the underlying shares of such basket components, therefore, may be affected by political, economic, financial and social factors in the country where the issuer of a basket component that is a non-U.S. company is located, including changes in that country’s governmental, economic and fiscal policies, currency exchange laws or other laws or restrictions.

▪	Some of the basket components are ADSs and therefore are subject to currency exchange rate risk. There are significant risks associated with an investment linked to ADSs that are quoted and traded in U.S. dollars and represent an equity security issued by a foreign company. If the equity security represented by the ADSs is traded in a foreign currency on a foreign exchange, the price of the ADSs will be affected by fluctuations in the currency exchange rate between the U.S. dollar and the relevant foreign currency. In addition, for a basket component which is an ADS, if a significant portion of such basket component issuer’s revenues or assets is denominated in one or more foreign currencies, changes in the exchange rate between the U.S. dollar and those foreign currencies may affect such basket component issuer’s financial performance and, in turn, the price of thoes ADSs. In recent years, the rate of exchange between the U.S. dollar and some other currencies has been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events that cannot be predicted.

▪	There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities represented by the ADSs. Because the securities are linked to the performance of ADSs representing an equity security issued by a foreign company (the “underlying equity”), you should be aware that important differences exist between the rights of holders of ADSs and the underlying equity. The ADSs are issued by a financial institution (the “ADS depositary”) under a deposit agreement, which sets forth the rights and responsibilities of the ADS depositary, the underlying share issuer and holders of the ADSs. The rights of holders of ADSs under that deposit agreement may be different from the rights of holders of the underlying equity. For example, the underlying share issuer may make distributions in respect of its underlying equity that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the underlying equity may be significant and may materially and adversely affect the value of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2022	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities. The graph below sets forth the hypothetical historical daily levels of the basket for the period from March 10, 2021 to February 18, 2022, assuming that the basket was created on March 10, 2021 with the same basket components and corresponding weights in the basket and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual basket component closing prices on the applicable dates. We obtained these closing levels from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance March 10, 2021 to February 18, 2022

February 2022	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc. (AMD) produces semiconductor products and devices. The company offers products such as microprocessors, embedded microprocessors, chipsets, graphics, video and multimedia products and supplies them to third-party foundries, as well as provides assembling, testing, and packaging services. The underlying shares of Advanced Micro Devices, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-07882 through the SEC’s website at http://www.sec.gov. In addition, information regarding Advanced Micro Devices, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Advanced Micro Devices, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AMD.”

We have derived all information regarding Advanced Micro Devices, Inc. from publicly available information and have not independently verified any information regarding Advanced Micro Devices, Inc. This pricing supplement relates only to the securities and not to Advanced Micro Devices, Inc. We make no representation as to the performance of Advanced Micro Devices, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Advanced Micro Devices, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Advanced Micro Devices, Inc. on February 18, 2022 was $113.83.

The graph below shows the closing price of Advanced Micro Devices, Inc. for each day such price was available from January 2, 2015 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Advanced Micro Devices, Inc. – Historical Closing Prices January 2, 2015 to February 18, 2022

February 2022	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Alphabet Inc.

Alphabet Inc. operates as a holding company. The company, through its subsidiaries, provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce, and hardware products. The underlying shares of Alphabet Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37580 through the SEC’s website at http://www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Alphabet Inc. trade on the Nasdaq Global Select Market under the ticker symbol “GOOGL.”

We have derived all information regarding Alphabet Inc. from publicly available information and have not independently verified any information regarding Alphabet Inc. This pricing supplement relates only to the securities and not to Alphabet Inc. We make no representation as to the performance of Alphabet Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Alphabet Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Alphabet Inc. on February 18, 2022 was $2,608.06.

The graph below shows the closing price of Alphabet Inc. for each day such price was available from January 3, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Alphabet Inc. – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, computers, electronics and numerous other products. Amazon.com, Inc. offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. Amazon.com, Inc. also operates a cloud platform offering services globally. The underlying shares of Amazon.com, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-22513 through the SEC’s website at http://www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Amazon.com, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AMZN.”

We have derived all information regarding Amazon.com, Inc. from publicly available information and have not independently verified any information regarding Amazon.com, Inc. This pricing supplement relates only to the securities and not to Amazon.com, Inc. We make no representation as to the performance of Amazon.com, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Amazon.com, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Amazon.com, Inc. on February 18, 2022 was $3,052.03.

The graph below shows the closing price of Amazon.com, Inc. for each day such price was available from January 3, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Amazon.com, Inc. – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Apple Inc.

Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. Apple Inc. sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. The underlying shares of Apple Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Apple Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36743 through the SEC’s website at http://www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Apple Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AAPL.”

We have derived all information regarding Apple Inc. from publicly available information and have not independently verified any information regarding Apple Inc. This pricing supplement relates only to the securities and not to Apple Inc. We make no representation as to the performance of Apple Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Apple Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Apple Inc. on February 18, 2022 was $167.30.

The graph below shows the closing price of Apple Inc. for each day such price was available from January 3, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Apple Inc. – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Meta Platforms, Inc.

Meta Platforms, Inc. (formerly known as Facebook, Inc.) develops technologies that facilitate the sharing of information, photographs, website links, and videos. Users have the ability to share and restrict information based on their own specific criteria. The underlying shares of Meta Platforms, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35551 through the SEC’s website at http://www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Meta Platforms, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “FB.”

Meta Platforms, Inc. has announced that it intends for the underlying shares to cease trading under the ticker symbol “FB” and begin trading under its new ticker symbol, “MVRS,” on the Nasdaq Global Select Market, which Meta Platforms, Inc. expects to be effective at some point during the first quarter of 2022.

We have derived all information regarding Meta Platforms, Inc. from publicly available information and have not independently verified any information regarding Meta Platforms, Inc. This pricing supplement relates only to the securities and not to Meta Platforms, Inc. We make no representation as to the performance of Meta Platforms, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Meta Platforms, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Meta Platforms, Inc. on February 18, 2022 was $206.16.

The graph below shows the closing price of Meta Platforms, Inc. for each day such price was available from May 17, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Meta Platforms, Inc. – Historical Closing Prices May 17, 2012 to February 18, 2022

February 2022	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About PayPal Holdings, Inc.

PayPal Holdings, Inc. operates as a technology platform company that enables digital and mobile payments on behalf of consumers and merchants. The company offers online payment solutions. PayPal Holdings, Inc. serves customers worldwide. The underlying shares of PayPal Holdings, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by PayPal Holdings, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36859 through the SEC’s website at http://www.sec.gov. In addition, information regarding PayPal Holdings, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of PayPal Holdings, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “PYPL.”

We have derived all information regarding PayPal Holdings, Inc. from publicly available information and have not independently verified any information regarding PayPal Holdings, Inc. This pricing supplement relates only to the securities and not to PayPal Holdings, Inc. We make no representation as to the performance of PayPal Holdings, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. PayPal Holdings, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of PayPal Holdings, Inc. on February 18, 2022 was $103.65.

The graph below shows the closing price of PayPal Holdings, Inc. for each day such price was available from July 6, 2015 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

PayPal Holdings, Inc. – Historical Closing Prices July 6, 2015 to February 18, 2022

February 2022	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Microsoft Corporation

Microsoft Corporation develops, manufactures, licenses, sells, and supports software products. The company offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. Microsoft Corporation also develops video game consoles and digital music entertainment devices. The underlying shares of Microsoft Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-37845 through the SEC’s website at http://www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Microsoft Corporation trade on the Nasdaq Global Select Market under the ticker symbol “MSFT.”

We have derived all information regarding Microsoft Corporation from publicly available information and have not independently verified any information regarding Microsoft Corporation. This pricing supplement relates only to the securities and not to Microsoft Corporation. We make no representation as to the performance of Microsoft Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Microsoft Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Microsoft Corporation on February 18, 2022 was $287.93.

The graph below shows the closing price of Microsoft Corporation for each day such price was available from January 3, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Microsoft Corporation – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-17

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About QUALCOMM Incorporated

QUALCOMM Incorporated operates as a multinational semiconductor and telecommunications equipment company. QUALCOMM Incorporated develops and delivers digital wireless communications products and services based on CDMA digital technology. QUALCOMM Incorporated serves customers worldwide. The underlying shares of QUALCOMM Incorporated are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by QUALCOMM Incorporated pursuant to the Exchange Act can be located by reference to the SEC file number 000-19528 through the SEC’s website at http://www.sec.gov. In addition, information regarding QUALCOMM Incorporated may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of QUALCOMM Incorporated trade on the Nasdaq Global Select Market under the ticker symbol “QCOM.”

We have derived all information regarding QUALCOMM Incorporated from publicly available information and have not independently verified any information regarding QUALCOMM Incorporated. This pricing supplement relates only to the securities and not to QUALCOMM Incorporated. We make no representation as to the performance of QUALCOMM Incorporated over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. QUALCOMM Incorporated is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of QUALCOMM Incorporated on February 18, 2022 was $167.64.

The graph below shows the closing price of QUALCOMM Incorporated for each day such price was available from January 3, 2012 to February 18, 2022. The table that follows shows the high and low closing prices of QUALCOMM Incorporated for each quarter in that same period. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of QUALCOMM Incorporated shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Underlying Shares of QUALCOMM Incorporated – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-18

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About The Walt Disney Company

The Walt Disney Company is an entertainment company with operations in media networks, park experiences & consumer products, studio entertainment and Direct-to-Consumer networks and channels. The company serves customers worldwide. The underlying shares of The Walt Disney Company are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by The Walt Disney Company pursuant to the Exchange Act can be located by reference to the SEC file number 001-38842 through the SEC’s website at http://www.sec.gov. In addition, information regarding The Walt Disney Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of The Walt Disney Company trade on the New York Stock Exchange under the ticker symbol “DIS.”

We have derived all information regarding The Walt Disney Company from publicly available information and have not independently verified any information regarding The Walt Disney Company. This pricing supplement relates only to the securities and not to The Walt Disney Company. We make no representation as to the performance of The Walt Disney Company over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Walt Disney Company is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of The Walt Disney Company on February 18, 2022 was $151.36.

The graph below shows the closing price of The Walt Disney Company for each day such price was available from January 3, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

The Walt Disney Company – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-19

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Taiwan Semiconductor Manufacturing Company Limited

Taiwan Semiconductor Manufacturing Company Limited is a semiconductor manufacturing company. The underlying shares of Taiwan Semiconductor Manufacturing Company Limited are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Taiwan Semiconductor Manufacturing Company Limited pursuant to the Exchange Act can be located by reference to the SEC file number 001-14700 through the SEC’s website at http://www.sec.gov. In addition, information regarding Taiwan Semiconductor Manufacturing Company Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Taiwan Semiconductor Manufacturing Company Limited trade on the New York Stock Exchange under the ticker symbol “TSM.”

We have derived all information regarding Taiwan Semiconductor Manufacturing Company Limited from publicly available information and have not independently verified any information regarding Taiwan Semiconductor Manufacturing Company Limited. This pricing supplement relates only to the securities and not to Taiwan Semiconductor Manufacturing Company Limited. We make no representation as to the performance of Taiwan Semiconductor Manufacturing Company Limited over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Taiwan Semiconductor Manufacturing Company Limited is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Taiwan Semiconductor Manufacturing Company Limited on February 18, 2022 was $119.31.

The graph below shows the closing price of Taiwan Semiconductor Manufacturing Company Limited for each day such price was available from January 3, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Taiwan Semiconductor Manufacturing Company Limited – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-20

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Roblox Corporation

Roblox Corporation develops and operates an online gaming entertainment platform. The underlying shares of Roblox Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Roblox Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-39763 through the SEC’s website at http://www.sec.gov. In addition, information regarding Roblox Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Roblox Corporation trade on the New York Stock Exchange under the ticker symbol “RBLX.”

We have derived all information regarding Roblox Corporation from publicly available information and have not independently verified any information regarding Roblox Corporation. This pricing supplement relates only to the securities and not to Roblox Corporation. We make no representation as to the performance of Roblox Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Roblox Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Roblox Corporation on February 18, 2022 was $49.72.

The graph below shows the closing price of Roblox Corporation for each day such price was available from March 10, 2021 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Robolox Corporation – Historical Closing Prices March 10, 2021 to February 18, 2022

February 2022	PS-21

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Sony Group Corporation

Sony Group Corporation is a Japanese company, is engaged in the development, design, manufacture and sale of various kinds of electronic equipment, instruments and devices for consumer, professional and industrial markets as well as game consoles and software. The underlying shares of Sony Group Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Sony Group Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-06439 through the SEC’s website at http://www.sec.gov. In addition, information regarding Sony Group Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Sony Group Corporation trade on the New York Stock Exchange under the ticker symbol “SNE.”

We have derived all information regarding Sony Group Corporation from publicly available information and have not independently verified any information regarding Sony Group Corporation. This pricing supplement relates only to the securities and not to Sony Group Corporation. We make no representation as to the performance of Sony Group Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Sony Group Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Sony Group Corporation on February 18, 2022 was $104.23.

The graph below shows the closing price of Sony Group Corporation for each day such price was available from January 3, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Sony Group Corporation – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-22

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Take-Two Interactive Software, Inc.

Take-Two Interactive Software, Inc. is a publisher and marketer of interactive entertainment for consumers. The underlying shares of Take-Two Interactive Software, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Take-Two Interactive Software, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-34003 through the SEC’s website at http://www.sec.gov. In addition, information regarding Take-Two Interactive Software, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Take-Two Interactive Software, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “TTWO.”

We have derived all information regarding Take-Two Interactive Software, Inc. from publicly available information and have not independently verified any information regarding Take-Two Interactive Software, Inc.. This pricing supplement relates only to the securities and not to Take-Two Interactive Software, Inc.. We make no representation as to the performance of Take-Two Interactive Software, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Take-Two Interactive Software, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Take-Two Interactive Software, Inc. on February 18, 2022 was $158.50.

The graph below shows the closing price of Take-Two Interactive Software, Inc. for each day such price was available from January 3, 2012 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Take-Two Interactive Software, Inc. – Historical Closing Prices January 3, 2012 to February 18, 2022

February 2022	PS-23

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Information About Unity Software Inc.

Unity Software Inc. provides a software platform for creating and operating interactive, 3D content. The underlying shares of Unity Software Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Unity Software Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-39497 through the SEC’s website at http://www.sec.gov. In addition, information regarding Unity Software Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Unity Software Inc.trade on the New York Stock Exchange under the ticker symbol “U.”

We have derived all information regarding Unity Software Inc. from publicly available information and have not independently verified any information regarding Unity Software Inc. This pricing supplement relates only to the securities and not to Unity Software Inc. We make no representation as to the performance of Take-Two Interactive Software, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Unity Software Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Unity Software Inc. on February 18, 2022 was $99.09.

The graph below shows the closing price of Unity Software Inc. for each day such price was available from September 18, 2020 to February 18, 2022. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Unity Software Inc. – Historical Closing Prices September 18, 2020 to February 18, 2022

February 2022	PS-24

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2022	PS-25

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $15.00 for each security sold in this offering.  J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $15.00 for each security they sell in this offering to accounts other than fiduciary accounts.  The amount of the underwriting fee to CGMI will be equal to the placement fee paid to the placement agents.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts.  In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus. For the avoidance of doubt, the fees and commissions described on the cover of this pricing supplement will not be rebated or subject to amortization if the securities are automatically redeemed.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately six months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 11, 2021, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 11, 2021, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or

February 2022	PS-26

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Barrier Notes Based on an Equally Weighted Basket of Fourteen Stocks Due February 23, 2024

Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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February 2022	PS-27